First BanCorp Investor Presentation November 28, 2016 Exhibit 99.1

Forward-Looking Statements This presentation may contain “forward-looking statements” concerning the Corporation’s future economic, operating and financial performance. The words or phrases “expect,” “anticipate,” “intend,” “look forward,” “should,” “would,” “believes,” “estimates” and similar expressions are meant to identify “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are subject to the safe harbor created by such sections. The Corporation cautions readers not to place undue reliance on any such “forward-looking statements,” which speak only as of the date made, and advises readers that various factors, including, but not limited to, the following could cause actual results to differ materially from those expressed in, or implied by such forward-looking statements: the ability of the Puerto Rico government or any of its public corporations or other instrumentalities to repay its respective debt obligations, including the effect of recent payment defaults on the Puerto Rico government general obligations, bonds of the Government Development Bank for Puerto Rico and certain bonds of government public corporations, and recent and any future downgrades of the long-term and short-term debt ratings of the Puerto Rico government, which could exacerbate Puerto Rico’s adverse economic conditions and, in turn, further adversely impact the Corporation; uncertainty as to the ultimate outcomes of actions resulting from the enactment by the U.S. government of the Puerto Rico Oversight, Management, and Economic Stability Act (PROMESA) to address Puerto Rico’s financial problems; uncertainty about whether the Corporation will be able to continue to fully comply with the written agreement dated June 3, 2010 that the Corporation entered into with the Federal Reserve Bank of New York (the “New York Fed”), that, among other things, requires the Corporation to serve as a source of strength to FirstBank and that, except with the consent generally of the New York Fed and the Board of Governors of the Federal Reserve System (the “Federal Reserve Board”), prohibits the Corporation from paying dividends to stockholders or receiving dividends from FirstBank, making payments on trust preferred securities or subordinated debt and incurring, increasing or guaranteeing debt or repurchasing any capital securities and uncertainty whether such consent will be provided for future interest payments on the subordinated debt despite the consents that enabled the Corporation to pay all the accrued but deferred interest payments plus the interest for the second and third quarters of 2016 on the Corporation’s subordinated debentures associated with its trust preferred securities; a decrease in demand for the Corporation’s products and services and lower revenues and earnings because of the continued recession in Puerto Rico; uncertainty as to the availability of certain funding sources, such as retail brokered certificates of deposit (CDs); the Corporation’s reliance on brokered CDs to fund operations and provide liquidity; the risk of not being able to fulfill the Corporation’s cash obligations or resume paying dividends to the Corporation’s stockholders in the future due to the Corporation’s need to receive approval from the regulators to declare or pay any dividends and to take dividends or any other form of payment representing a reduction in capital from FirstBank or FirstBank’s failure to generate sufficient cash flow to make a dividend payment to the Corporation; the weakness of the real estate markets and of the consumer and commercial sectors and their impact on the credit quality of the Corporation’s loans and other assets, which have contributed and may continue to contribute to, among other things, high levels of non-performing assets, charge-offs and provisions for loan and lease losses and may subject the Corporation to further risk from loan defaults and foreclosures; the ability of FirstBank to realize the benefits of its deferred tax assets subject to the remaining valuation allowance; adverse changes in general economic conditions in Puerto Rico, the U.S., and the U.S. Virgin Islands and British Virgin Islands, including the interest rate environment, market liquidity, housing absorption rates, real estate prices, and disruptions in the U.S. capital markets, which reduced interest margins and affected funding sources, has affected demand for all of the Corporation’s products and services and reduced the Corporation’s revenues and earnings, and the value of the Corporation’s assets, and may continue to have these effects; an adverse change in the Corporation’s ability to attract new clients and retain existing ones; the risk that additional portions of the unrealized losses in the Corporation’s investment portfolio are determined to be other-than-temporary, including additional impairments on the Puerto Rico government’s obligations; uncertainty about regulatory and legislative changes for financial services companies in Puerto Rico, the U.S., and the U.S. and British Virgin Islands, which could affect the Corporation’s financial condition or performance and could cause the Corporation’s actual results for future periods to differ materially from prior results and anticipated or projected results; changes in the fiscal and monetary policies and regulations of the U.S. federal government and the Puerto Rico and other governments, including those determined by the Federal Reserve Board, the New York Fed, the FDIC, government-sponsored housing agencies, and regulators in Puerto Rico and the U.S. and British Virgin Islands; the risk of possible failure or circumvention of controls and procedures and the risk that the Corporation’s risk management policies may not be adequate; the risk that the FDIC may increase the deposit insurance premium and/or require special assessments to replenish its insurance fund, causing an additional increase in the Corporation’s non-interest expenses; the impact on the Corporation’s results of operations and financial condition of acquisitions and dispositions; a need to recognize impairments on the Corporation’s financial instruments, goodwill or other intangible assets relating to acquisitions; the risk that downgrades in the credit ratings of the Corporation’s long-term senior debt will adversely affect the Corporation’s ability to access necessary external funds; the impact on the Corporation’s businesses, business practices and results of operations of a potential higher interest rate environment; and general competitive factors and industry consolidation. The Corporation does not undertake, and specifically disclaims any obligation, to update any “forward-looking statements” to reflect occurrences or unanticipated events or circumstances after the date of such statements, except as required by the federal securities laws. Use of Non-GAAP Financial Measures: This presentation contains non-GAAP financial measures. Non-GAAP financial measures are used when management believes they will be helpful to an understanding of the Corporation’s results of operations or financial position. Where non-GAAP financial measures are used, the comparable GAAP financial measure, as well as the reconciliation of the non-GAAP financial measure to the comparable GAAP financial measure, can be found in the text or in the attached tables to this presentation. Any analysis of these non-GAAP financial measures should be used only in conjunction with results presented in accordance with GAAP.

Compelling Value Proposition Turnaround well underway highlighted by improving operating performance. Successfully navigating challenging operating environment; capturing market share and increasing profitability. Experienced, cohesive leadership team committed to enhancing shareholder value and maintaining our reputation as a highly regarded financial institution in all of the markets we serve. Scaling our franchise, achieving ongoing efficiency gains and improving our operating results are our clear priorities. Maintaining a strong capital base and managing risk remain central to our operating philosophy. Growth opportunities in Puerto Rico and U.S. mainland. Continued robust capital formation and profitability with increasing Tangible Book Value (TBV) and capital ratios; strong DFAST results in October 2016.

Puerto Rico Background and Update The Puerto Rico economy had historically trailed the US economy, however this was not the case during this past cycle. Nonetheless, the Puerto Rico economy continues to benefit from US economic activity trends Puerto Rico’s current recession has lasted longer than any prior cycle but several key milestones are approaching to address the challenges at hand Over the past few years the Puerto Rico banking system has right-sized, recapitalized, significantly de-risked balance sheets, and returned to profitability Opportunities for additional consolidation exist Compared to US peers’, FBP’s Tangible Book Value multiples are deeply discounted, providing potential investors with an attractive entry point on a profitable, strongly capitalized institution Source: Government Development Bank for Puerto Rico (Fiscal Year Numbers), Bureau of Labor Statistics, United States Census Bureau, Commonwealth of Puerto Rico Office of Planning Board 2015 Economic Report to the Governor. Potential Catalysts for Economic Stability in Puerto Rico Economic and Banking Backdrop With Puerto Rico facing an inability to service its $72 billion of public debt, in June 2016 US Congress passed the Puerto Rico Oversight, Management, and Economic Stability Act (or PROMESA) PROMESA established an Oversight Board, composed of seven leaders and experts, to assist in solving Puerto Rico’s fiscal situation In addition, a separate economic taskforce was put in place and charged with developing pro-growth policies to build a stronger economy in Puerto Rico In July, Moody’s revised its outlook for Puerto Rico upward to developing The involvement of the US Congress and the recently approved PROMESA law are viewed as a turning point for improved fiscal governance, debt balancing and economic stability Puerto Rico financial equities and fixed-income recent valuation trends are reflecting a reduced level of economic uncertainty

Franchise Overview

1 First BanCorp

Well-diversified with significant competitive strengths

- Founded in 1948
- Headquartered in San Juan, Puerto Rico with operations in PR, Eastern Caribbean (Virgin Islands) and Florida.
  - ~2,650 FTE employees(1)
- 2nd largest financial holding company in Puerto Rico with attractive business mix and substantial loan market share.
- Florida presence with focus on serving southeast Florida region.
- The largest depository institution in the US Virgin Islands with approximately 40% deposit market share.
- 180 ATM machines and the largest ATM network in the Eastern Caribbean Region.(2)
- A well-diversified operation with over 650,000 retail & commercial customers.


Aguadilla
Isabela
Camuy
Hatillo
Arecibo
Barceloneta
Manatí
Vega Baja
Vega Alta
Dorado
Toa Baja
Cataño
San Juan
Carolina
Loíza
Aguada
Moca
Rincón
Añasco
San Sebastián
Lares
Utuado
Florida
Ciales
Morovis
Corozal
Naranjito
Toa Alta
Bayamón
Guaynabo
Trujillo Alto
Canóvanas
Río Grande
Luquillo
Fajardo
Ceiba
Mayagüez
Las Marías
Maricao
Adjuntas
Jayuya
Orocovis
Barranquitas
Cidra
Aguas Buenas
Caguas
Gurabo
Juncos
Naguabo
Las Piedras
San Lorenzo
Humacao
Hormigueros
San Germán
Sabana Grande
Yauco
Peñuelas
Ponce
Villalba
Aibonito
Cayey
Coamo
Cabo Rojo
Lajas
Guánica
Guayanilla
Juana Díaz
Santa Isabel
Salinas
Guayama
Arroyo
Patillas
Yabucoa
Maunabo
1First Bank
48 Branches
1First Mortgage
47 Branches
1First Bank Insurance
3 Branches
Auto Lending
2 Branches
moneyexpress
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28 Branches

Eastern Caribbean Region

7% of Assets


Tortola
Road Town
St. Thomas
Waterfront
First Bank Plaza
Crown Bay
East End Plaza
Port of Sale
St. John
Market Place
St. Croix
King Street
Frederiksted
Orange Grove
Sunny Island
1First Bank
12 Branches
1First Bank Insurance
2 Branches
1First Express
2 Branches

Southeast Florida

15% of Assets


Broward
Sunrise
Deerfield Beach
Margate
Pembroke Pines
Miami
Hialeah
Brickell
Coral Gables
Doral
Bird Road
Pinecrest
West Kendall
1First Bank
11 Branches

As of September 30, 2016.

1) FTE = Full Time Equivalent.

2) Eastern Caribbean Region or ECR includes United States and British Virgin Islands.

5

June 2010: Written Agreement with the FED and Consent Order with FDIC. July 2010: The U.S. Treasury exchanged TARP preferred for convertible preferred. August 2010: Exchange of 89% Perpetual Preferred Stock for Common. Feb 2011: Sale of non-performing loans with book value of $269 million. Feb-April 2011: Sale of $330 million of MBS and $518 mm of performing residential mortgages. March 2013: Sale of NPLs w/ book value of $218 mm & entered separate agreements for sale of NPLs with a book value of $99 mm. 2010 2011 2016 October 2011: Conversion of the preferred held by the U.S. Treasury into 32.9 million shares of common stock. May 2012: Acquisition of a $406 million portfolio of FirstBank-branded credit cards from FIA. June 2013: Write-off of $66.6 million collateral pledged to Lehman, sale of NPLs with book value of $203.8 million and $19.2 million of OREO. October 2011: Private placement of $525 million in common stock. Lead investors included Thomas H. Lee & Oaktree. 2012 August 2013: Completed secondary offering reducing ownership interest of U S Treasury and PE Investors. 2013 Sept 2014: UST announced on Sept 9th its first predefined written trading plan, in which it will be selling its position in FBP. ($ in millions) 2014 Dec 2014: Partial recapture of DTA Valuation Allowance of $303 million. TBV $7.45/share. UST sold 4.4 mm shares. Ownership at 7.7%. Feb 2015: Acquired 10 branches, over $500 million in deposits and $325 million of residential mortgage loans from FDIC as receiver for Doral. April 2015: FDIC lifted Consent Order. During 1Q UST sold 5.0 mm shares. Ownership at 4.8%. May 2015: Sold $150 million of classified assets. June 2015: Released DFAST results; in severely adverse scenario FBP exceeds well-capitalized threshold. Franchise History Our turnaround story De-Risking of Balance Sheet Building Capital Enhanced Franchise Value 2015 Jan 2016: Repurchased $10 million of trust preferred securities resulting in a $4.2 million gain. June 2016: Brought current accrued and unpaid interest on trust preferred securities. October 2016 Released DFAST results; exceeds well-capitalized threshold.

Franchise Positioning Well-positioned Puerto Rico institution in a consolidating market Source: PR Market Share Report prepared with data provided by the Commissioner of Financial Institutions of Puerto Rico as of 6/30/16. 1) Puerto Rico only. 2) Calculated as institution bank branches within a mile of an FBP branch as a percentage of total institution branches in Puerto Rico. Alphabetical order. Strong and uniquely positioned franchise in densely populated regions of core operating footprint. Strong market share in loan portfolios facilitates customer relationship expansion and cross-sell to increase deposit share. Long-term opportunity for additional consolidation. Branch overlap of greater than 50% with five Puerto Rico institutions.(2) (5) 1-mile branch overlap(2) 68 100% 60 50 51

Diversified Business Model Across Regions Consumer Banking Mortgage Banking Commercial Lending Focus on small to middle market commercial and corporate borrowers across FBP’s footprint. Complimented by full suite of deposit and business products. Balanced risk/return profile to manage concentration risk/earnings. Growth opportunities centered in south Florida region and expanding lending teams. Building stronger transaction banking services to target market share opportunities. Emphasis on cross-sell and core deposit gathering with recent launch of new products and services. Average origination(1) volume over past 4 quarters of $419 million. Originate, sale & servicing model. Production channels centered on expanding branch network vs. correspondents/brokers. Target majority conforming originations. Fannie, Freddie and FHA Servicer. Expanded mortgage origination capabilities during 2015 with the mortgage banking business acquired from Doral Bank. Solidified 2nd position in Puerto Rico with 25% mortgage origination market share during 2Q 2016. Average origination(1) volume over the past 4 quarters of $183 million. Attractive branch network across densely populated regions in Puerto Rico, south Florida and the V.I. Expanded Puerto Rico footprint through Doral acquisition. Full suite of leading edge deposit products. Increased emphasis on transaction banking, mobile and remote channels. Well-diversified, high-yielding consumer portfolio: auto; personal loans; and credit card portfolio. Earnings growth focused on ongoing market share gains and product penetration via cross-selling activities —notably tied to mortgage, credit cards, personal loans and auto finance. Average origination(1) volume over past 4 quarters of $227 million. Strong Governance, Risk Management and Compliance Culture 1) Originations include purchases, refinancings, and draws from existing revolving and non-revolving commitments.

Our well-diversified business model within commercial, consumer and residential across three unique regions allows us to be agile when responding to growth opportunities. Line of business diversification: Commercial represents 43%, residential represents 37% and consumer represents 20% of the total loan portfolio. Geographic diversification: Revenue(1): 85% Puerto Rico; 9% Florida; and 6% ECR. Loan Portfolio: 78% Puerto Rico; 15% Florida; and 7% ECR. Total Deposits: 72% Puerto Rico; 17% Florida; and 11% ECR. Diversity in Core Franchise Strengthening geographic and line of business diversification 3Q 2016 Total Deposits by Geography 1) For quarter ended September 30, 2016 Revenues include interest income and non interest income as detailed in Note 22 – Segment Information of 9/30/16 10-Q. 3Q 2016 Consumer Loan Composition 3Q 2016 Residential Loans by Geography 3Q 2016 Commercial Loan Composition

Total Deposit Composition (%) Core Deposits(1) ($ millions) 1) Core deposits are total deposits excluding brokered CDs. Non-brokered deposits, excluding government deposits, increased $134 million YTD 2016. Reliance on brokered deposits declined $539 million YTD 2016. Puerto Rico non-brokered deposits, excluding government deposits, increased $203 million YTD 2016. Non-interest bearing deposits continue to grow and brokered CDs now represent 17% of total deposits. Successful core deposit growth Retail Commercial CDs & IRAs Public Funds 2009 3Q 2016 Cost of Deposits Favorable Funding Mix

Geographic Diverse Business Model Sustains Portfolio

1 First BanCorp

Loan Portfolio ($ millions)



$9,176
35
3,785
164
1,862
3,330
$9,148
36
3,784
156
1,827
3,345
$9,008
38
3,707
146
1,786
3,331
$8,909
38
3,657
137
1,752
3,324
$8,920
57
3,712
124
1,727
3,300
3Q 2015
4Q 2015
1Q 2016
2Q 2016
3Q 2016

Loan Originations(1) ($ millions)



$853
436
4
234
179
$880
471
4
231
174
$731
345
3
219
164
$806
383
5
225
193
$898
457
9
233
199
3Q 2015
4Q 2015
1Q 2016
2Q 2016
3Q 2016

Residential Mortgage | Consumer & Finance Leases | Construction | Commercial | Loans HFS

Despite a challenging market environment, we continue to achieve results through our regional diversification:

Loan Portfolio (3Q 2016 vs. 2Q 2016):

- The loan portfolio increased $12 million net of charge-offs. The performing portfolio increased $32 million.
- Commercial portfolio increased by $55 million primarily attributable to an $82 million increase in Florida. The consumer portfolio declined $25 million.
- Puerto Rico experienced a decrease in the commercial loan portfolio primarily due to the sale of a $20 million participation for concentration risk and charge-offs.

Origination activity:

- For the second consecutive quarter, origination levels increased in all loan categories:
  - Puerto Rico increased $84 million;
  - Florida increased $8 million; and
  - Virgin Islands increased $1 million.
- Healthy origination pipeline for the remainder of 2016.

1) Including refinancing and draws from existing revolving and non-revolving commitments.

11

Non-Performing Assets ($ millions) Excluding Puerto Rico government exposure, inflows have remained stable and non-performing assets have declined $173 million since 2014. Organic resolution plan focused on government exposures and large REO, which is approximately 48% of non-performing assets. Significant cumulative charge-offs on current NPA portfolio should lead to lower remaining loss content. 3Q16 NPAs decreased $12 million to $744 million or 6.16% of assets: Proactively Managing Asset Quality Commercial NPLs (Includes HFS) NPA Composition Residential Consumer Construction Commercial Loans HFS REO & Repo $610 $756 $617 $737 Dir. & Ind. Gov’t Exposure $744 1) Net Carrying Amount = % of unpaid principal balance net of reserves and accumulated charge-offs.

Proactively Managing Asset Quality Quarterly Non-Performing Loan Migration Trends ($ in millions) Residential Commercial Commercial & Mortgage Mortgage Industrial Construction Consumer Total Beginning balance $ 164.4 $ 200.4 $ 154.4 $ 52.5 $ 26.5 $ 598.2 Plus: Additions to non-performing 26.1 9.0 3.6 0.4 11.3 50.4 Less: Non-performing loans transferred to OREO (11.6) (1.1) (0.5) (0.0) (0.9) (14.1) Non-performing loans charged-off (6.3) (13.8) (10.6) (0.0) (7.8) (38.4) Loans returned to accrual status / collections (10.5) (4.4) (8.5) (2.1) (3.8) (29.4) Reclassification - 1.4 (1.4) - - - Ending Balance $ 162.2 $ 191.4 $ 137.0 $ 50.8 $ 25.3 $ 566.7 Residential Commercial Commercial & Mortgage Mortgage Industrial Construction Consumer Total Beginning balance $ 172.9 $ 182.8 $ 137.9 $ 54.0 $ 27.4 $ 574.9 Plus: Additions to non-performing 19.9 23.5 23.0 0.3 11.3 78.0 Less: Non-performing loans transferred to OREO (7.8) (1.2) (1.0) (0.7) (0.6) (11.3) Non-performing loans charged-off (8.5) (1.3) (1.8) (0.5) (9.9) (22.1) Loans returned to accrual status / collections (12.1) (2.9) (4.2) (0.5) (1.7) (21.4) Reclassification - (0.5) 0.5 - - - Ending Balance $ 164.4 $ 200.4 $ 154.4 $ 52.5 $ 26.5 $ 598.2 September 30, 2016 June 30, 2016

Puerto Rico Government Exposure

1 First BanCorp

($ in millions)

- As of September 30, 2016, we had $325.9 million of direct exposure to the Puerto Rico Government, its municipalities and public corporations, compared to $336.5 million as of June 30, 2016.
  - Available-for-sale investment portfolio outstanding principal of $65.6 million with a book value of $43.4 million net of other-than-temporary impairment (OTTI) adjustments of $22.2 million.
  - 59% of direct government exposure is to municipalities, which are supported by assigned property tax revenues.
- In addition, there is $112.8 million of indirect exposure to the Tourism Development Fund supporting hotel projects, down $14.5 million in 3Q 2016 due to $13.7 million in charge-offs.
- As of September 30, 2016, the total allowance coverage ratio (allowance to the book value of loans) related to commercial loans extended to or guaranteed by the Puerto Rico Government (excluding municipalities) was approximately 16%.
- Bond valuations and allowance are based on projected recovery rates for Puerto Rico estimated by Moody's in their June 30 report - ranging from 35% - 65%

Government Unit	Source of Repayment		Total Outstanding
GDB & Other PR Securities	Government Revenues		$ 43.4
Municipalities:	Property Tax Revenues		$ 191.9
Securities		156.2	
Loans		35.7	
Central Government:			$ 6.9
1 Loan	Operating Revenues	6.9	
Public Corporations:			$ 83.7
2 Loans	PREPA Fuel Line	66.9	
	CRE - Operating Revenues	16.9	
Total Direct Government Exposure			**$ 325.9**



41.9 %
25.0 %
22.6 %
18.9 %
2013
2014
2015
Q3 2016
Puerto Rico Direct Govt. Exposure - % of Tangible Common Equity

Government Unit	Time Deposits	Transaction Accounts	Total
Municipalities	$ 19.5	$ 123.8	$ 143.4
Municipal Agency		3.7	3.7
Public Agencies	52.5	261.9	314.4
Public Corporations		2.0	2.0
Total Deposits	**$ 72.0**	**$ 391.4**	**$ 463.5**
% of FBP's Total Deposits	*0.8 %*	*4.4 %*	*5.2 %*

14

Stable Core Performance in Challenging Environment Pre-tax pre-provision income of $50.2 million(2) average 4 quarters of $51 million. Replacement of NPLs with performing loans should reduce provisioning needs. Future earnings potential with a reduction in costs associated with managing NPLs and OREO. Opportunities for income improvement with focused efforts on non-interest expense reduction. Potential for additional loan growth opportunities outside of the Puerto Rico market. Strong pre-tax pre-provision income with opportunities for improved efficiencies 1) Net gain on sale of securities, TruPS repurchase and OTTI adjustments. 2) See pre-tax pre-provision income reconciliation on page 27.

Executing for Earnings Growth

1 First BanCorp

Puerto Rico

- **Opportunities for ongoing market share gains**
  - Largest opportunity on deposit products, electronic banking & transaction services.
  - Growth in selected loan products for balanced risk/return to manage risk concentration and diversify income sources.
  - FirstBank-branded credit card portfolio continues to broaden and deepen relationships, while diversifying revenue stream.

SE Florida

- **Long-term demographic trends tailwind for growth**
  - Continued focus on core deposit growth, commercial and transaction banking and conforming residential mortgages.
  - Lending teams generating growth in loan portfolio. Florida loan portfolio increased $105 million in 3Q 2016.

Virgin Islands

- **Solidify leadership position by further increasing customer share of wallet.**

Puerto Rico Market Share[1]



Goal: 20%
2Q 2016
Total Loans 17.7% 2
Total Assets 16.9% 2
Branches 14.8% 2
Deposits, net of brokered 11.9% 2
Mortgage Originations 25.2% 2
MoneyExpress (<$5k) 22.5% 2
Commercial Loans 18.8% 2
Residential Mortgage 18.4% 2
Credit Cards 16.6% 2
Auto & Leasing 16.2% 3
Personal Loans 9.4% 4
POS Terminals (#) 15.9% 2
ATM Terminals (#) 14.5% 2
Debit Cards (#) 10.3% 2
ACH Transactions ($) 6.1% 4

1) Source: PR Market Share Report prepared with data provided by the Commissioner of Financial Institutions of Puerto Rico as of 6/30/16.

16

Earnings Continue to Drive Significant Capital Formation

Published DFAST results in October; under the severely adverse scenario, stressed capital ratios are significantly above regulatory capital requirements

Tangible Book Value per Share



$ 5.30
$ 7.45
$ 7.47
$ 7.89
2013
2014
2015
9/30/2016

Capital Ratios (%)



Total RBC
Tier 1
Leverage
CET 1
TCE / TA
21.2 %
17.6 %
14.3 %
13.0 %
2013
2014
2015
9/30/2016

DFAST Projected Stressed Capital Ratios (Severely Adverse Scenario through Q1 2018) (1)

	Actual	Stressed Pro-Forma Capital		
Capital Ratio	Q4 2015	Q1 2018	9-qtr Minimum	Minimum Quarter
Total Risk Based Capital	20.01 %	16.41 %	16.41 %	Q1 2018
Tier-1 Risk-Based Capital	16.92 %	12.45 %	12.45 %	Q1 2018
Common Equity Tier-1 (2)	16.92 %	11.99 %	11.99 %	Q1 2018
Tier-1 Leverage	12.22 %	10.11 %	10.11 %	Q1 2018

Source: First Bancorp 2016 Annual Company-Run Stress Test Results, Severely Adverse Scenario published October 24, 2016.

1) The reduction in capital ratios was partially due to the implementation of Basel III requirements. For example, Tier-1 Risk-Based Capital ratio decreases by approximately 447 bps (from 16.92% in Q4-2015 to 12.45% in Q1-2018) under the severely adverse scenario. Of this 447 bps reduction, 167 bps are related to the implementation of Basel III rules.

2) Common Equity Tier-1 calculated under Basel III is a non-GAAP measure.

17

Stronger Franchise: Proven Success Implementing Strategic Plan Turnaround well underway highlighted by improving operating performance. Successfully navigating challenging operating environment; capturing market share and increasing profitability. Experienced, cohesive leadership team committed to enhancing shareholder value and maintaining our reputation as a highly regarded financial institution in all of the markets we serve. Scaling our franchise, achieving ongoing efficiency gains and improving our operating results are our clear priorities. Maintaining a strong capital base and managing risk remain central to our operating philosophy. Growth opportunities in Puerto Rico and U.S. mainland. Continued robust capital formation and profitability with increasing TBV and capital ratios; strong DFAST results in October 2016.

Exhibits

Stock Profile Trading Symbol: FBP Exchange: NYSE Share Price (11/25/16): $6.47 Shares Outstanding (as of October 31, 2016): 217,419,933 Market Capitalization (11/25/16): $1,407 million 1 Yr. Average Daily Volume: 870,636 Price (11/25/16) to Tangible Book (9/30/16): 0.81x Includes the U.S. Treasury warrant that entitles it to purchase up to 1,285,899 shares of Common Stock at an exercise price of $3.29 per share, as adjusted as a result of the issuance of shares of Common Stock in the Corporation’s $525m private placement of Common Stock completed in October 2011. The exercise price and the number of shares issuable upon exercise of the warrant are subject to further adjustments under certain circumstances to prevent dilution. The warrant has a 10-year term from its issue date and is exercisable in whole or in part at any time. Information as of 10/31/16 Section 16 filings. Excludes shares owned by directors of above named beneficial owners. Beneficial Owner Amount Percent of Class Entities affiliated with Thomas H. Lee Partners, L.P. 41,901,734 19.3% Entities managed by Oaktree Capital Management, L.P. 41,901,733 19.3% United States Department of the Treasury (1) 11,577,452 5.3% All current directors, Executive Officers and the Chief Accounting Officer as a group (18 persons as a group) (2) 5,846,859 2.7%

Third Quarter 2016 Highlights Franchise Overview: Profitability Net income of $24.1 million, or $0.11 per diluted share, compared to $22.0 million in 2Q 2016. Net interest income declined $2.0 million, due to lower loan volumes and prepayments on securities. Non-interest income increased $6.4 million, due largely to a $6.1 million gain on sale of securities. Expense control continues to be a focus, non-interest expense declined $1.2 million in 3Q 2016. Adjusted pre-tax, pre-provision income of $50.2 million, compared to $50.5 million for 2Q 2016. Asset Quality Total NPAs decreased by $12.2 million to $744 million in 3Q 2016. Non-performing loan inflows amounted to $50.4 million, a decrease of $27.6 million, compared to 2Q 2016. Provision for loan and lease losses of $21.5 million, remained relatively flat compared to 2Q 2016. Net charge-offs were $41.9 million in 3Q 2016, a $17.2 million increase compared to 2Q 2016. Core Deposits Deposits, net of government and brokered, increased by $35.3 million to $6.8 billion reflecting an increase in Puerto Rico core deposits by $44.7 million and a decline in our Florida and Virgin Island markets. Brokered certificates of deposit (CDs) decreased by $250.6 million in 3Q 2016. Government deposits decreased by $28.3 million primarily reflecting lower balances in the Virgin Islands. Capital FBP published DFAST results on October 24th. Under the severely adverse scenario, stressed capital ratios are well-above regulatory capital requirements. 3Q 2016 capital position: Total Risk Based Capital Ratio of 21.2%; Tier 1 Ratio Risk Based Capital Ratio of 17.6%; and Leverage Ratio of 13.0%. Tangible book value per common share of $7.89 compared to $7.83 in 2Q 2016.

Results of Operations: Third Quarter Financial Highlights ($ in thousands, except per share data) Select Financial Information CET 1 Ratio Tier 1 Leverage 17.64% 13.04% 17.12% 12.34% 0.52% 0.70% 16.63% 12.41%

Key Highlights Net Interest Income ($ millions) GAAP NIM increased 5 basis points to 4.06%, due to the use of cash balances to repay maturing brokered CDs and repurchase agreements. Net interest income decreased $2.0 million in 3Q 2016. This decrease was mainly due to: A $1.7 million decrease in interest income on investment securities due to higher premium amortization resulting from the higher level of prepayments as well as the discontinuance of interest income recognition on previously classified PR Government bonds placed in non-performing status. A $1.1 million decline in interest income on loans, the net effect of a $49 million decline in average balance and an 8 basis point decrease in yield, offset by one extra day in the quarter. The reallocation of cash and money market balances to reduce brokered CDs and repos in the quarter improved net interest income by $0.9 million, the net effect of: A reduction of $1.5 million in interest expense on brokered CDs and repos, including benefits of reverse repos; Offset by a $0.6 million decline in interest income on money market investments. Results of Operations: Net Interest Income

Results of Operations: Operating Expenses Non-interest expenses decreased by $1.2 million in 3Q 2016 to $88.3 million, due to: A $1.3 million decrease in credit related expenses. $0.7 related to lower write-downs in OREO and $0.6 million decrease in expenses related to troubled loan resolution and mortgage appraisals. A $1.4 million decrease in deposit insurance and supervisory expenses reflecting the reduction in the initial base assessment rate, that became effective on July 1, 2016, as well as the effect of reductions in brokered deposits and average assets. A $0.9 million decrease in business promotion, primarily related to marketing and advertising expense. This reduction was partially offset by: An $0.8 million increase in occupancy & equipment due to electricity and rental expense. A $0.6 million increase in compensation and benefits expense reflecting severance payments of $0.3 million and an increase in incentive based compensation. A $1.1 million increase in the provision for possible losses on unfunded loan commitments and letters of credit.

Key Highlights Net Charge-Offs ($ millions) Total net charge-offs for 3Q 2016 were $42 million, an annualized 1.90% of average loans, compared to $25 million in 2Q 2016. Approximately $13.7 million of the charge-offs recorded in the third quarter is related to loans guaranteed by the Puerto Rico Tourism Development Fund (“TDF”). Allowance coverage ratio of 2.42% compared to 2.64% in 2Q 2016. The ratio of the allowance to NPLs held for investment was 37.8% as of September 30, 2016, compared to 39.2% as of June 30, 2016. Commercial NPLs (Includes HFS) 1) Net Carrying Amount = % of unpaid principal balance net of reserves and accumulated charge-offs. Results of Operations: Net Charge-offs $42 $24 $25 $22 $24

Use of Non-GAAP Financial Measures Basis of Presentation Use of Non-GAAP Financial Measures This presentation contains non-GAAP financial measures. Non-GAAP financial measures are used when management believes they will be helpful to an understanding of the Corporation’s results of operations or financial position. Where non-GAAP financial measures are used, the comparable GAAP financial measure, as well as the reconciliation of the non-GAAP financial measure to the comparable GAAP financial measure, can be found in the text or in the attached tables to this presentation. Any analysis of these non-GAAP financial measures should be used only in conjunction with results presented in accordance with GAAP. Tangible Common Equity Ratio and Tangible Book Value per Common Share The tangible common equity ratio and tangible book value per common share are non-GAAP financial measures generally used by the financial community to evaluate capital adequacy. Tangible common equity is total equity less preferred equity, goodwill, core deposit intangibles, and other intangibles, such as the purchased credit card relationship intangible and the insurance customer relationship intangible. Tangible assets are total assets less goodwill, core deposit intangibles, and other intangibles, such as the purchased credit card relationship intangible and the insurance customer relationship intangible. Management and many stock analysts use the tangible common equity ratio and tangible book value per common share in conjunction with more traditional bank capital ratios to compare the capital adequacy of banking organizations with significant amounts of goodwill or other intangible assets, typically stemming from the use of the purchase method of accounting for mergers and acquisitions. Accordingly, the Corporation believes that disclosures of these financial measures may be useful also to investors. Neither tangible common equity nor tangible assets, or the related measures should be considered in isolation or as a substitute for stockholders’ equity, total assets, or any other measure calculated in accordance with GAAP. Moreover, the manner in which the Corporation calculates its tangible common equity, tangible assets, and any other related measures may differ from that of other companies reporting measures with similar names.

Use of Non-GAAP Financial Measures Basis of Presentation Use of Non-GAAP Financial Measures This presentation contains non-GAAP financial measures. Non-GAAP financial measures are used when management believes they will be helpful to an understanding of the Corporation’s results of operations or financial position. Where non-GAAP financial measures are used, the comparable GAAP financial measure, as well as the reconciliation of the non-GAAP financial measure to the comparable GAAP financial measure, can be found in the text or in the attached tables to this presentation. Any analysis of these non-GAAP financial measures should be used only in conjunction with results presented in accordance with GAAP. Adjusted Pre-Tax, Pre-Provision Income Adjusted pre-tax, pre-provision income is a non-GAAP performance metric that management uses and believes that investors may find useful in analyzing underlying performance trends, particularly in times of economic stress. Adjusted pre-tax, pre-provision income, as defined by management, represents net income (loss) excluding income tax expense (benefit), the provision for loan and lease losses, as well as certain items that management believes are not reflective of core operating performance or that are not expected to reoccur with any regularity or reoccur at uncertain times and amounts. This metric is income before income taxes adjusted to exclude the provision for loan and lease losses, gains or losses on sales of investment securities and impairments, and fair value adjustments on derivatives. In addition, from time to time, earnings are adjusted also for items that management believes are not reflective of core operating performance or that are not expected to reoccur with any regularity or reoccur at uncertain times and amounts.